UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
July 29, 2008

PURPLE BEVERAGE COMPANY, INC.
(Exact name of registrant as specified in Charter)

Nevada	000-52450	01-0670370
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

450 East Las Olas Blvd., Suite 830
Fort Lauderdale, Florida 33301
(Address of Principal Executive Offices)

(954) 462-8757
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Share Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Share Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Share Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

During the 2008 third quarter, our Board of Directors determined that we had incorrectly recognized revenue during the periods ended September 30, 2007, and December 31, 2007. We had initially recorded the sales of our product to a customer totaling approximately $370,000, along with the corresponding accounts receivable from such customer. During the three-month periods ended September 30, 2007, and December 31, 2007, inventory sold to such customer was given away as samples to end-users and/or discontinued due to the introduction of an updated formulation in the market. Prior to the discontinuation of the customer’s product and introduction of the updated formulation, the customer had commenced marketing of the product; in connection with such discontinuance and introduction, we allowed the customer to return all of the discontinued product. Throughout periods ending September 30, 2007, December 31, 2007, and March 31, 2008, we relieved the customer’s receivable and recorded the related charges as marketing expenses. We have since determined that no revenue should have been credited and subsequently charged to marketing expense, as neither of the purported sales met our revenue recognition criteria; rather, revenue should not have been recognized and the cost of inventory that was later either sampled or rendered obsolete should have been initially recorded as a marketing expense.

The following adjustments were made to our respective financial statements:

Period Ended September 30, 2007

- Balance Sheet:

a) Accounts receivable decreased by $78,866 to $0, and total assets decreased by $78,866.

b) Stockholders’ deficiency and accumulated deficit increased $78,866, which reflects the changes made to the balance sheet and statement of operations.

- Statement of Operations:

a) Net sales decreased by $111,343 and cost of sales decreased by $96,689, which reflects a decrease in gross profit of $14,654 due to the reversal of the sale to such distributor.

b) Total operating expenses increased by $64,212, which reflects an increase in marketing expenses of $64,212.

Periods Ended March 31, 2008

- Statement of Operations:

a) For the six months ended March 31, 2008, net sales decreased by $258,794 and cost of sales decreased by $254,493, which reflects a decrease in gross profit of $4,301 due to the reversal of the sale to the distributor. For the three months ended March 31, 2008, gross profit remains unchanged.

b) For the six months ended March 31, 2008, total operating expenses decreased by $83,167, which reflects a decrease in marketing expenses of $83,167. For the three months ended March 31, 2008, total operating expenses decreased by $246,992, which reflects a decrease in marketing expenses of $273,992 and in other selling, general and administrative expense of $27,000 due to a bad debts adjustment.

Accordingly, on July 29, 2008, our Board of Directors, upon the recommendation of management, concluded that financial statements and related notes, along with the discussions surrounding such financial statements, contained in the (i) Current Report on Form 8-K/A, filed with the Securities and Exchange Commission (the “SEC”) on December 17, 2007, (ii) Quarterly Report on Form 10-QSB, filed with the SEC on February 14, 2008, and (iii) Quarterly Report on Form 10-QSB, filed with the SEC on May 15, 2008 (collectively, the “SEC Filings”), should no longer be relied upon.

The restated financial statements for the period ended September 30, 2007 (which were contained in the Form 8-K/A filed with the SEC on December 17, 2007) and the six-months ended March 31, 2008 (which were contained in the Form 10-QSB filed with the SEC on May 15, 2008) have been included in an amendment to our Registration Statement on Form S-1, which was filed with the SEC concurrently with this Form 8-K. Furthermore, the restated financial statements for the period ended March 31, 2008 (which were contained in the Form 10-QSB filed with the SEC on May 15, 2008) have also been included in an amendment to our Quarterly Report on Form 10-QSB for the period ended March 31, 2008, which was filed with the SEC concurrently with this Form 8-K. In both the amended Registration Statement on Form S-1 and the amended Quarterly Report on Form 10-QSB, a description of the restatements included therein and a summary presentation of their financial effect is presented in Notes 10 and Note 9, respectively (each entitled ‘Restatement’), included in the notes to the respective financial statements.

Our Board of Directors and our authorized officers have discussed the aforementioned matters with Sherb & Co. LLP, our independent registered public accounting firm.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PURPLE BEVERAGE COMPANY, INC.

Date: July 30, 2008	By:	/s/ Theodore Farnsworth
Theodore Farnsworth
Chief Executive Officer